EXHIBIT 10.2.4
                              EMPLOYMENT AGREEMENT


         This EMPLOYMENT AGREEMENT ("Agreement") is entered into as of April 6, 1999, by and between CONDOR SYSTEMS, INC., a California corporation (the "Company"), and DAVE KLINGLER, an individual resident of the State of California (the "Employee").

         WHEREAS, the Company, WDC Acquisition Corp. and the Shareholders of the Company (as defined in the Merger Agreement) have entered into that certain Agreement and Plan of Merger (the "Merger Agreement") dated as of March 8, 1999 pursuant to which WDC Acquisition Corp. will merge with and into the Company at the Effective Time (as defined in the Merger Agreement);

         WHEREAS, the Company wishes to assure that it will have the benefit of the knowledge and experience of Employee, who has been the Vice President of Advanced Program Development of the Company; and

         WHEREAS, Employee is willing to enter into an agreement to such end upon the terms and conditions set forth in this Agreement;

         NOW, THEREFORE, in consideration of the foregoing and the mutual agreements herein contained, the parties hereto agree as follows:

           1. Employment. The Company hereby employs the Employee, and the Employee hereby accepts such employment with the Company, upon the terms and conditions hereinafter set forth.

           2. Term of Employment. Unless earlier terminated as provided in
Section 5, the Employee shall be employed by the Company under this Agreement commencing on the date of the Effective Time (as defined in the Merger Agreement) and ending on the second anniversary thereof (the "Employment Period"). On the second and each succeeding anniversary of the Effective Time, the Employment Period shall automatically be extended for one additional year unless, not later than 30 days prior to such anniversary, the Employee or the Company shall have given notice of his or its intention not to extend the Employment Period. This Agreement will have no force and effect (i) until or unless the Effective Time occurs and (ii) until or unless the stockholders of the Company shall have approved this Agreement pursuant to Section 8 of this Agreement. Upon its effectiveness, this Agreement will supercede the Employment Agreement dated November 1996 between the Company and the Employee, which shall remain in effect, in accordance with its terms, until superceded by this Agreement.



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           3.   Title and Duties.

              (a) The Employee shall have the title and position of Vice President of Advanced Program Development of the Company. In addition to the foregoing, the Company's Board of Directors (the "Board") may, in the exercise of its business judgement, elect the Employee to such other office or offices as it may determine during the Employment Period.

              (b) In such capacities, Employee shall report to the Chief Executive Officer of the Company. Employee's responsibilities shall be as specified by the Board or the Chief Executive Officer but, in general, the Employee shall have such authority and such responsibilities as are consistent with the foregoing positions.

              (c) Throughout the Employment Period, the Employee shall devote substantially all of his time, energy, skill and best efforts to the performance of his duties hereunder in a manner which will faithfully and diligently further the business and interests of the Company. Subject to the preceding sentence, the Employee may serve, or continue to serve, on the boards of directors of other entities and may engage in appropriate civic or charitable activities as long as such activities do not interfere or conflict with the performance of the Employee's duties pursuant to this agreement, and provided that any board of directors position is disclosed to the Board in writing at least 10 days in advance of Employee's election to such board of directors position.

           4.   Compensation.

              (a) Base Salary. The Company shall pay the Employee as compensation a salary at the beginning rate of $185,000 per year ("Base Salary"), payable in accordance with the ordinary compensation practices of the Company. The Compensation Committee of the Board shall annually review the Base Salary for possible increase, in its sole discretion.

              (b) Bonus. Employee shall be eligible to receive an annual bonus (the "Bonus") of up to 100% of Base Salary for each calendar year in accordance with the following:

                    (i) For an amount up to 75% of Base Salary:


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                       (A) If EBITDA, as hereunder defined, for any calendar
                    year is less than the Floor EBITDA for such year, the Company will pay the Employee no bonus.

                       (B) If EBITDA for any calendar year is equal to the
                    Target EBITDA for such year, the Company shall pay the Employee a bonus of 30% of the actual Base Salary paid to the Employee during such calendar year;

                       (C) If EBITDA for any calendar year is equal to or
                    greater than the Ceiling EBITDA for such year, the Company shall pay the Employee a total of 75% of the actual Base Salary paid to the Employee during such calendar year;

                       (D) If EBITDA for any calendar year is greater than the
                    Floor EBITDA for such year but is less than the Target EBITDA for such year, the Company will pay the Employee a bonus calculated by linear interpolation, as described in Attachment I. If EBITDA for any calendar year is greater than the Target EBITDA for such year but is less than the Ceiling EBITDA for such year, the Company will pay the Employee a bonus calculated by linear interpolation, as described in Attachment I;

                    (ii) For an amount equal to 25% of Base Salary:

                       (A) For any calendar year, if the employee achieves the
                    Major Business Objectives for such year, the company will pay the Employee a bonus (in addition to any bonus paid by the company to Employee pursuant to Section 4(b)(i) of this Agreement) of 25% of the actual Base Salary paid to the employee during such calendar year. Therefore, if the Employee achieves his Major Business Objectives for any calendar year and the Company achieves Target EBITDA for such year, Employee is eligible for a total bonus of 55% of the actual Base Salary paid to the Employee during such Calendar year.

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                    (iii)  Definitions.  for purposes of this Section 4:

                       (A) "EBITDA" means, for each calendar year, the EBITDA
                    number achieved by the Company, as determined annually for purposes of this Agreement by the Compensation Committee of the Board.

                       (B) "Floor EBITDA" means, for any applicable calendar
                    year, a projected EBITDA established annually for purposes of this Agreement by the Compensation Committee of the Board, together with the Employee; provided that the 1999 Floor EBITDA shall be $19,000,000.

                       (C) "Target EBITDA" means, for any applicable calendar
                    year, a projected EBITDA established annually for purposes of this Agreement by the Compensation Committee of the Board, together with the Employee; provided that the 1999 Target EBITDA shall be $20,000,000.

                       (D) "Ceiling EBITDA" means, for any applicable calendar
                    year, a projected EBITDA established annually for purposes of this Agreement by the Compensation Committee of the Board, together with the Employee; provided that the 1999 Ceiling EBITDA shall be $21,000,000.

                       (E) "Major Business Objectives" means, for any applicable
                    calendar year, the major business objectives of the Employee as determined annually by the Compensation Committee of the Board.

              (c) Reimbursement of Expenses. The Company shall pay or reimburse the Employee for all reasonable travel and other expenses incurred by the Employee in the performance of his obligations under this agreement, provided that the Employee properly accounts therefor in accordance with the policies and procedures of the Company.

              (d) Vacation. The Employee shall be entitled to a number of paid vacation days in each calendar year as determined by the Company from time to time for its employees in accordance with Company policy

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         (prorated for any calendar year in which the Employee is employed under this Agreement for less than the entire year).

              (e) Employee Benefits. During the Employment Period, Employee shall be eligible, on the same basis as he is currently eligible, for employee benefits (including fringe benefits, vacation, automobile allowance, pension and life, health, accident and disability insurance) no less favorable than those benefits for which he is eligible immediately prior to the Effective Time, except for the Company's ESOP and other stock-based plans.

              (f) Withholding. All payments under this Agreement shall be subject to withholding for applicable taxes.

           5. Termination. The Employee's employment by the Company shall be terminated upon the occurrence of any of the following:

              (a) By Employee Without Cause. The Employee may terminate his employment under this Agreement upon at least 120 days' prior notice to the Board of the Company. Upon termination of his employment and upon experiencing a qualifying event, COBRA coverage shall be made available to the Employee in compliance with federal law.

              (b) By Employee for Good Reason. The Employee may terminate his employment under this Agreement after the Effective Time, upon at least 30 days' prior notice to the Board of the Company, for Good Reason. For purposes of this Agreement, "Good Reason" shall mean the occurrence of the following:

                   (i) the occurrence of a "Change in Control." For purposes of this Agreement, a "Change in Control" shall mean the occurrence of
              (x) the consolidation, reorganization or merger of the Company with or into another corporation or corporations or other legal entitie(s) not controlled by any entity that is an affiliate of the Company immediately following the Effective Time, or (y) the conveyance of all or substantially all of the stock or assets of the Company to another person or entity not controlled by any entity that is an affiliate of the Company immediately following the Effective Time; provided that a Change in Control shall not be deemed to occur upon the occurrence of an initial public offering of the Company's capital stock ("IPO"); or

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                   (ii) the Employee's duties, authority or responsibilities as
              Vice President of Advanced Program Development of the Company, whether managerial or supervisory, are materially diminished without the prior consent of the Employee.

              (c) By the Company for Cause. The Company may terminate the Employee's employment for Cause. "Cause" for purposes of this Agreement shall mean Employee's (i) personal dishonesty; (ii) willful misconduct;
         (iii) breach of fiduciary duty; (iv) failure to perform designated duties or willful refusal to implement decisions of the Board made in good faith; (v) willful violation, for financial gain, of any law, rule or regulation; or (vi) material breach of any provision of this Agreement; provided, however, that prior to any proposed Board action pursuant to subparagraph (iv) the Board shall give the Employee reasonable opportunity to respond and, if appropriate, to otherwise perform as directed.

         The Employee's right to compensation and other benefits from the Company under this agreement shall cease upon the Company's terminating the Employee's employment under this agreement for Cause. The provisions of this
Section 5(c) shall take precedence over the provisions of Section 5(a) notwithstanding any prior notice by the Employee to the Company under Section 5(a).

              (d) By the Company Without Cause. The Company may terminate the Employee's employment under this agreement without Cause therefor at any time.

           6.   Severance Pay

              (a) In the event that the Employee's employment under this Agreement is terminated pursuant to the provisions of Section 5(b) or 5(d), or if the employee's Employment Period is not renewed by the Company pursuant to Section 2, as severance pay the Employee shall be paid a total of $500,000. Such severance pay shall be paid in a lump sum to an escrow account at a bank designated by the Company, and thereafter shall be paid to the Employee in eight equal installments on the last business day of each of the eight fiscal quarters following the fiscal quarter during which Employee's employment is terminated, beginning with such fiscal quarter; provided that the escrow agreement will provide that all payments of Employee's severance pay will cease if Employee breaches any of the provisions of Section 7 of this Agreement. Employee shall also be entitled to continued eligibility to participate in all health, medical and dental


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         benefit plans of the Company for which Employee was eligible immediately prior to the effective time of the termination of Employee's employment, or comparable coverage, for two years, or, if sooner, until comparable health insurance coverage is available to Employee in connection with subsequent employment or self-employment. In addition, the termination of the Employee's employment shall not accelerate vesting of any unvested Options or Stock Appreciation Rights (as such terms are defined in the 1999 Management Incentive Plan) held by the Employee.

              (b) In the event that the Employee's employment under this Agreement is terminated upon the death or disability of the Employee, then the Employee will not be entitled to the severance benefits set forth in Section 6(a); however, the Company will pay to the Employee or the Employee's spouse (if she is then living) the Employee's then-current Base Salary in accordance with the Company's normal pay practices until the earlier of (i) the end of the sixth calendar month following Employee's termination of active service, or (ii) such time as the Employee's spouse (or a trust for her benefit) has received proceeds from the life or disability insurance policy, as the case may be, described in Section 4(e). Any Base Salary paid after the death or disability of the Employee pursuant to clause (i) above shall be repaid to the Company upon the receipt of the insurance proceeds described in clause (ii) by the Employee's spouse (or by a trust for her benefit). The Company shall also pay to Employee or Employee's spouse the pro rata portion of Employee's bonus for the year during which the death or disability of the employee occurs which payment shall not be subject to repayment. As of the date of the death or disability of Employee, all benefits for the Employee pursuant to section 4(c), (d) and (e) of this Agreement shall cease. Options and Stock Appreciation Rights (as such terms are defined in the Company's 1999 Management Incentive Plan) held by the Employee shall expire on the dates upon which such Options and Stock Appreciation Rights would have expired had it not been for the termination of Employee's employment or service. The Employee shall have the right to exercise such Options and Stock Appreciation Rights prior to such expiration to the extent such were exercisable at the date of such termination of employment or service and shall not have been exercised. In addition, the termination of the Employee's employment shall not accelerate vesting of any unvested Options or Stock Appreciation Rights held by the Employee.

              (c) If the Employee terminates his employment pursuant to Section 5(a) and continues to provide services to the Company, or if the Employee's Employment under this Agreement is terminated pursuant to
         Section 5(c), the Company shall continue to pay the Employee his then-

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         current Base Salary in equal monthly installments until the termination of his active service with the Company if the Employee resigns pursuant to Section 5(a), or until the date of his termination if the Employee's employment is terminated pursuant to Section 5(c). As of the effective date of Employee's termination pursuant to Section 5(a) or Section 5(c), Employee shall be entitled to no bonus or benefits pursuant to this Agreement, and the Employee's right to exercise any Option or Stock Appreciation Right Shall terminate, and such Option or Stock Appreciation Right shall expire, on the day of such termination of employment or service. In addition, the Company or its designee shall have the right to purchase all or a portion of the vested Options and/or Shares (as defined in the 1999 Management Incentive Plan) acquired upon the exercise of Options by the Employee at a per share price equal to the lower of (i) the price paid by Employee for such Shares which have been issued or which are issuable under vested but unexercised Options and (ii) the fair market value (as determined in accordance with Section 2.07 of the Investors Agreement dated as of April 1999 by and between the Company and the several Shareholders (as defined therein) from time to time parties thereto) of such Shares which have been issued or which are issuable under vested but unexercised Options on the date of purchase, less the exercise price in the case of vested Options. The Company or its designee shall also have the right to purchase all or a portion of any other Shares, including Rollover Shares (as defined in the 1999 Management Incentive
         Plan), previously purchased by the Employee, at a per share price equal to the fair market value (as determined in accordance with Section 2.07 of the Investors Agreement dated as of April 1999 by and between the Company and the several Shareholders (as defined therein) from time to time parties thereto) of the Shares on the date of purchase. If the Company elects to exercises its right under this Section 6(c), the Company shall deliver written notice (a"Purchase Notice") to the Employee to such effect within 30 days of a termination of Employee's employment. For purposes of this Section 6(c), the "date of purchase" shall mean the third business day following the receipt of notice by the Employee that the purchase right is to be exercised. Payment of the purchase price may be made in cash or by certified check; provided that if the terms of any agreement to which the Company is a party, or any of the indentures governing any debt securities issued by the Company or any of its subsidiaries would prohibit the Company from effecting such payment, payment may be effected through a promissary note having such commercially reasonable terms and interest rate as may be determined by the Company in its reasonable discretion, provided that in any event such note shall become due at such time as the prohibitions described above shall lapse.


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              (d) The provisions of this Section 6 and Section 7 of this
         Agreement shall survive any termination of this Agreement.

           7.   Non-Competition and Non-Solicitation

              (a) Subject to Section 7(b) below, in consideration of his employment hereunder and in view of the confidential position to be held by the Employee hereunder, during the Employment Period and through the two-year period commencing on the effective date of the termination of Employee's employment hereunder, the Employee shall not, directly or indirectly, be employed by, or act as a consultant or lender to or in association with, or as a director, officer, employee, partner, owner, joint venturer, member or otherwise of any person, firm, corporation, partnership, limited liability company, association or other entity that engages in the same business as, or competes with, any business actually conducted by the Company or any or its subsidiaries (other than beneficial ownership of up to 2% of the outstanding voting stock of a publicly traded company that is or owns such a competitor);

              (b) In the event that the employee is terminated by the Company for Cause or resigns without Good Reason, during the Employment Period and through the one-year period commencing on the effective date of the termination of Employee's employment hereunder, the Employee shall not, directly or indirectly, be employed by, or act as a consultant or lender to or in association with, or as a director, officer, employee, partner, owner, joint venturer, member or otherwise of any person, firm, corporation, partnership, limited liability company, association or other entity that engages in the same business as, or competes with, any business actually conducted by the Company or any of its subsidiaries (other than beneficial ownership of up to 2% of the outstanding voting stock of a publicly traded company that is or owns such a competitor);

              (c) In consideration of his employment hereunder and in view of the confidential position to be held by the Employee hereunder, during the Employment Period and through the one-year period commencing on the effective date of the termination of Employee's employment hereunder, the Employee will not (i) induce or attempt to induce any employee of the Company or any of its subsidiaries to leave the employ of the Company or such subsidiary, or in any way interfere with the relationship between the Company or any of it subsidiaries and any employee thereof, (ii) hire directly or indirectly any person who is then an employee of the Company or any of its subsidiaries, or (iii) induce or attempt to induce any customer,

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         supplier, licensee or other business relation of the Company or any of its subsidiaries to cease doing business with the Company or such subsidiary, or in any way interfere with the relationship between any such customer, supplier, licensee or business relation and the Company or such subsidiary; provided, however, that the Employee will cease to be bound by this Section 7(c) on the six-month anniversary of the effective date of the termination of Employee's employment hereunder if his employment is terminated without Cause;

              (d) The Employee expressly agrees that the character, duration and geographic scope of the provisions of this Section 7 are reasonable in light of the circumstances as they exist on the date hereof. If any competent court shall determine that the character, duration or geographic scope of such provisions is unreasonable, then it is the intention and the agreement of the Employee and the Company that this Agreement shall be construed by the court in such a manner as to impose only those restrictions on the Employee's conduct that are reasonable in the light of the circumstances and that are necessary to assure to the Company the benefits of this Section 7.

           8. Stockholder Approval. This Agreement shall be effective upon submission to and approval by stockholders of the Company holding more than 75% of the voting power of all outstanding common stock of the Company. In connection with such submission and approval, the Company represents that it has provided each stockholder with the disclosure required by Treasury Regulation
Section 1.280G-1-Q&A 7(d).

           9. Entire Agreement; Amendments. This Agreement (upon its effectiveness), together with option and other agreements relating to stock of the Company entered into substantially contemporaneously herewith or with the Closing, contains the entire understanding of the parties with respect to the matters set out herein, merging and superseding all prior and contemporaneous agreements and understandings between the parties with respect to such matters. This Agreement may be amended only by a written instrument duly executed by all parties or their respective heirs, successors, assigns or legal personal representatives.

          10.   No Conflicts; No Assignments.

              (a) Employee represents and warrants to the Company that he is not as of the date of this Agreement, and will not become during the Employment Period, a party to any oral or written contract that prohibits, or materially restricts or limits, or will prohibit or materially restrict or


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         limit the performance of his duties or the fulfillment of his obligations as an employee and an officer of the Company or under this Agreement.

              (b) The Employee acknowledges that the services to be rendered by him are unique and personal and, accordingly, that he shall not assign any of his rights or delegate any of his duties or obligations under this Agreement.

          11. Waiver of Breach. Either party may, by written notice to the other: (i) extend the time for the performance of any of the obligations or other actions of the other, (ii) waive compliance with any of the covenants of the other contained in this Agreement, and (iii) waive or modify performance of any of the obligations of the other. However, mere forbearance or indulgence by either party in any regard whatsoever shall not constitute a waiver of the covenant or condition to be performed by the other party to which the same may apply and, until complete performance of said covenant or condition, said party shall be entitled to invoke any remedy available under this Agreement or by law or in equity despite said forbearance or indulgence.

          12. Gender Number. Whenever the context of this Agreement so required the masculine gender shall include the feminine or neuter, the single number shall include plural, and reference to one or more parties hereto shall include all assignees of the party.

          13. Headings. The section and paragraph headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.

          14. Arbitration; Governing Law. To the fullest extent permitted by law, any dispute, claim or controversy of any kind including but not limited to, tort, contract and statute arising under, in connection with or related to this Agreement shall be resolved exclusively by binding arbitration in the State of California, in accordance with the rules of the American Arbitration Association. The Company and the Employee hereby waive any objection to personal jurisdiction or venue in any forum located in the State of California. No claim, lawsuit or action of any kind may be filed by either party to this Agreement; arbitration is the exclusive dispute resolution mechanism between the parties. Judgment may be entered on the arbitrator's award in any court of relevant jurisdiction. This agreement shall be governed by and construed in accordance with the laws of the State of California as such laws are applied to agreements entered into and to be performed entirely within California by California residents.


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          15. Severability. In the event that any provision of this Agreement, or the application thereof to any person or circumstance, is held by a court of competent jurisdiction to be invalid, illegal or unenforceable in any respect in any jurisdiction, such invalidity, illegality or unenforceability shall not affect any other provision of this Agreement in that jurisdiction or the application of that provision to any other person or circumstance or in any other jurisdiction, and this agreement shall then be construed in that jurisdiction as if such invalid, illegal or unenforceable provision had not been contained in this Agreement, but only to the extent of such invalidity, illegality or unenforceability.

          16. Further Assurances. Each party shall perform such further acts and execute and deliver such further documents as may be reasonably necessary to carry out the provisions of this Agreement.

          17. Enforcement. In the event either party hereto fails to perform any of its obligations under this Agreement or in the event a dispute arises concerning the meaning or interpretation of any provision of this Agreement, the defaulting party or the party not prevailing in such dispute as the case may be, shall pay the reasonable costs and expenses incurred by the other party in enforcing or establishing its rights hereunder, including without limitation, court costs and reasonable attorney's fees.


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         IN WITNESS WHEREOF, the Company and the Employee have duly executed and delivered this Employment Agreement as of the day and year first above written.

                                CONDOR SYSTEMS, INC.


                                By:  /s/ Gary M. Viljoen
                                    ------------------------------

                                Title:  Chief Financial Officer
                                       ---------------------------

                                EMPLOYEE:


                                 /s/ Dave Klingler
                                ----------------------------------
                                Dave Klingler